Exhibit (e)

                          Certification under Rule 466

                          CERTIFICATION UNDER RULE 466


The Depositary, Citibank, N.A., represents and certifies the following:

(1) That it previously had filed a registration statement on Form F-6 (Registration No. 333-11106), which the Commission declared effective with terms of deposit identical to the terms of this registration statement.

(2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.


                                         Citibank, N.A., as Depositary


                                         By: /s/ Patricia Brigantic
                                             Name: Patricia Brigantic, Esq.
                                             Title: Director & Associate Counsel